SUBSIDIARIES AND WHOLLY-OWNED AFFILIATES OF CHI ENERGY, INC, #06-1138478
               SUBSIDIARIES AND PARTNERSHIPS OF CHI ENERGY, INC.
                              FEDERAL I.D. NUMBERS

Aquenergy Systems, Inc.                                   57-0736018
Asotin Hydro Company, Inc.                                06-1226531
Aziscohos Hydro Company, Inc.                             06-1163591
Beaver Water Power Company
Beaver Valley Holdings Ltd.                               31-0990607
Beaver Valley Power Company                               31-0990606
Bedard Electrics, Inc. *                                  15-0599437
Boott Hydropower, Inc.                                    04-2798952
BP Hydro Associates                                       06-1401488
BP Hydro Finance Partnership                              06-1401492
CHI Acquisitions, Inc.                                    06-1259880
CHI Acquisitions II, Inc.                                 06-1413523
CHI Argentina USA, Inc. *                                 06-1391063
CHI-Black Canyon, Inc. (sold 12/31/98)                    06-1325221
CHI-Black River, Inc.                                     06-1325223
CHI Canada, Inc.                          No FEID #:  Canadian Corp.
CHI-Dexter, Inc.                                          06-1325222
CHI Finance, Inc.                                         06-1338722
CHI Highfalls, Inc.                                       06-1383520
CHI Hydroelectric Company, Inc.           No FEID #:  Canadian Corp.
CHI-Idaho, Inc.                                           06-1326247
CHI-Magic Valley, Inc.                                    06-1325226
CHI Mountain States Operations, Inc.                      06-1299910
CHI Operations, Inc.                                      06-1163588
CHI Patagonia, Inc.*                                      06-1370569
CHI Philippines, Inc. *                                   06-1398884
CHI Power, Inc.                                           06-1226530
CHI Power Marketing, Inc.                                 06-1257762
CHI S.F., LP                        No FEID #:  Canadian Partnership
CHI Universal, Inc.                                       06-1163590
CHI West, Inc.                                            06-1281001
CHI Western Operations, Inc.                              06-1326249
Coneross Power Corporation                                57-0853383
Consolidated Hydro Mountain States, Inc.                  06-1299911
Consolidated Hydro New Hampshire, Inc.                    06-1206274
Consolidated Hydro New York, Inc.                         06-1220156
Consolidated Hydro Southeast, Inc.                        06-1267066
Consolidated Hydro Vermont, Inc.                          06-1254838
Coosa Pines Energy LLC                (CHI Division)
Coosa Pines Energy Holdings LLC (CHI Division)
Copenhagen Associates                                     16-1229159
Crosby Drive Investments, Inc.                            04-3040899
Eagle & Phenix Hydro Company, Inc.                        06-1288081
Echo Summit Hydro Company, Inc. *                         06-1396364
Essex Company                                             04-1291880
Fulcrum, Inc.                                             82-0391234
Great Dam Corp.                                           04-2684057
Highfalls Hydro Company, Inc.                             06-1383519
Hosiery Mill Hydro Company, Inc.                          06-1279378
Hydrodev, Inc.                             No FEID#:  Canadian Corp.
Hydro Development Group, Inc.                             16-1141332
Hydro Energies Corporation                                03-0282579
Hydro Power Associates (Cataldo)                          16-1214491
Iriquorp Acquisitions, Inc. *                             16-1350126
Iriquorp Ltd. *                                           16-1283233
Iriquorp Steel Corporation                                22-3039821
Joseph Hydro Company, Inc. *                              06-1310385
Kings River Hydro Company, Inc.                           06-1390733
Kinneytown Hydro Company, Inc.                            06-1167454
LaChute Hydro Company, Inc.                               06-1203686
Lawrence Hydroelectric Associates                         04-2684094
Les Developpements Hydroelectriques CHI, Inc.             06-1307651
Littlefield Hydro Company*                                06-1163612
Littlefield Hydro Company, Inc.*                          06-1163600
Littleville Power Company, Inc.                           04-2839064
Lower Saranac Corporation                                 13-3367119
Mill Shoals Hydro Company, Inc.                           06-1307652
Minnewawa Hydro Company, Inc.*                            06-1163604
North Canal Waterworks                                    04-6450580
Notch Butte Hydro Company, Inc.                           06-1326248
Ottauquechee Hydro Company, Inc.                          06-1342764
Pelzer Hydro Company, Inc.                                06-1268834
Phoenix Hydro Company, Inc.*                              06-1314432
Pioneer Hydro Company, Inc. *                             06-1385379
Pyrites Associates                                        16-1211396
Schoolfield Hydro Company, Inc.*                          06-1261756
Sheldon Vermont Hydro Company, Inc.                       06-1325231
Slate Creek Hydro Company, Inc.                           06-1292715
Somersworth Hydro Company, Inc.                           06-1163606
TKO Power, Inc.                                           68-0134284
Triton Power Company                                      14-1630384
Twin Falls Hydro Company, Inc.                            06-1263090
Ware Hydro Company, Inc. *                                06-1320766
Willimantic Hydro Company, Inc.                           06-1295505
Willimantic Power Corporation                             03-0312305


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        MAJORITY OWNED SUBSIDIARIES AND PARTNERSHIPS OF CHI ENERGY, INC.


Cascade Energy Limited Partnership *                      06-1367501
Cascade Pumped Storage, Inc.                              06-1366654
CHI Patagonia Investments, L.P. *                         06-1370600
Consolidated Pumped Storage Arkansas, Inc.                06-1302365
Consolidated Pumped Storage, Inc.                         06-1267071
River Mountain Limited Partnership                        06-1391062
SOCAL Energy Limited Partnership *                        06-1366760
SOCAL Pumped Storage, Inc.                               06-1366651
Societe de Cogeneration
    de St-Felicien (LP)             No FEID #: Canadian Partnership
Summit Energy Storage Inc. *                              06-1230814
Summit Finance, Inc.                                      06-1236388

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                         AFFILIATES OF CHI ENERGY, INC.


Black River Hydro Associates                              16-1214489
Hillsborough Hydroelectric, L.P.                          13-3187877
Hydrodev Societe en Commandite
                                      No FEID #: Canadian Partnership
LaComb Hydro Limited Partnership                          68-0105524
    (Final Return 12/31/98)
Lower Saranac Hydro Partners, L.P.                        13-3532743
Missisquoi Associates                                     82-0387855
Sheldon Springs Hydro Associates, L.P.                    06-1383502
Slate Creek Hydro Associates, L.P.                        13-3187471
Star Lake Hydro Partnership, GP
                                     No FEID #: Canadian Partnership
Summit Energy Limited Partnership *                       06-1344738
Twin Falls Hydro Associates, L.P.                         06-1279573